Exhibit 99.1


[Emerson Logo]
--------------------------------------------------------------------------------

                               NEWS & INFORMATION

--------------------------------------------------------------------------------

FOR:              EMERSON RADIO CORP.
                  9 Entin Road
                  Parsippany, NJ 07054-0430

CONTACT:          EMERSON RADIO CORP.        OR:     INVESTOR RELATIONS:
                  Guy A. Paglinco                    Robert Maffei
                  Vice President,                    Investor Relations Manager
                  Chief Financial Officer            (973) 428-2098
                  (973) 428-2413

                                                     EPOCH FINANCIAL GROUP, INC.
                                                     Victor Thompson or
                                                     Todd Atenhan
                                                     (888) 917-5105

March 7, 2006

                              FOR IMMEDIATE RELEASE

                EMERSON RADIO CORP. APPOINTS W. MICHAEL DRISCOLL
                      TO ITS BOARD OF DIRECTORS TO REPLACE
           BOARD MEMBER AND AUDIT COMMITTEE CHAIRMAN HERBERT A. MOREY

PARSIPPANY, NJ - March 7, 2006 -- Emerson Radio Corp. (AMEX: MSN) announced today that it has appointed W. Michael Driscoll as an independent member of the Board of Directors of Emerson Radio Corp. to fill a vacancy resulting from the resignation of Herbert A. Morey from the Board as of March 2, 2006. Mr. Morey served as the Chairman of the Audit Committee, and the Nominating Committee. Mr. Driscoll has also been named to Emerson's Audit Committee and Eduard Will, an existing Board member, will assume the position as the Chairman of the Audit Committee and Emerson's "audit committee financial expert" and will also serve on Emerson's Nominating Committee. Mr. Jerome H. Farnum, also an existing Board member, will assume the position as the Chairman of the Nominating Committee.

Commenting on the resignation and appointment, Geoffrey P. Jurick, Chairman & Chief Executive Officer of Emerson Radio said, "We all appreciate the time and contribution that Herb has made to our Board and Audit Committee and wish Herb all the very best. We are also delighted to welcome W. Michael Driscoll as an independent director of Emerson. Mike's vast experience in global businesses will be very helpful to Emerson in the future."

Mr. Driscoll brings a successful career record of more than 36 years as a president, CEO and a director of various public and private global companies. Presently, Mr. Driscoll is serving on the Boards of Directors of IPC Corporation Ltd., Singapore, and Ithaca Technologies LLC. Mr. Driscoll served as the Chairman of the Board of ThinSoft (Holdings) Ltd., Hong Kong and as President and CEO of Dazzle Multimedia Corporation, Smith Corona Corporation, Austin Computer Systems, and Technology Applications Ltd., Thailand.

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2005. The Company assumes no obligation to update the information contained in this news release.